CANDEV RESOURCE EXPLORATION, INC.
2200 – 1177 West Hasting Street,
Vancouver, British Columbia V6E 2K3

PRESS RELEASE

FOR IMMEDIATE RELEASE	OTCBB : CVRX.OB

CANDEV TERMINATES ITS INTEREST IN KING CLAIMS

Vancouver, British Columbia – December 4, 2008 - Candev Resource Exploration, Inc. (the “Company”) announces that it has terminated its property option agreement dated August 25, 2006, as amended on January 15, 2008 whereby the Company acquired the right to earn a 100% interest in and to five (5) mineral claims that make up the King Claims North and South located in the Iskut region, northwestern British Columbia from the optionor Carl von Einsidel. The Company and the optionor have agreed that it would be in the best interests of the parties to mutually terminate the Property Option Agreement and have entered into a termination agreement and mutual release dated December 3, 2008 and effective as of October 31, 2008. The Company is currently seeking other business opportunities in the mining industry.

Forward-Looking Statements

This Press Release may contain, in addition to historical information, forward-looking statements. Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading "Risk Factors" and elsewhere in the Company's periodic filings with the U.S. Securities and Exchange Commission. When used in this news release, the words such as "could," "plan", "estimate", "expect", "intend", "may", "potential", "should", and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to the Company's limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company's planned geological or other work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk and other statements that are not historical facts as disclosed under the heading "Risk Factors" and elsewhere in the Company's periodic filings with securities regulators in the United States.

Contacts:

Candev Resource Exploration, Inc.

Mark McLeary

Tel: (604) 688-7526